UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Financial Services, Inc. (the “Company”) will be held on Wednesday, May 19, 2010, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia. The purpose of the meeting shall be as follows:

1.	To elect four (4) Directors, Thomas T. Gilpin, John R. Milleson, Robert W. Smalley, Jr. and James T. Vickers, for a term of three (3) years.

2.	To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2010, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

/S/ JAMES W. MCCARTY, JR.
James W. McCarty, Jr.
Vice President and Secretary-Treasurer

Berryville, Virginia

April 21, 2010

Whether or not you plan to attend the Annual Meeting, it is important your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly in the postage-paid envelope provided. The enclosed proxy, when returned properly executed, will be voted in the matter directed in the proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010:

The proxy statement and the Company’s 2009 annual report on Form 10-K are available at

www.bankofclarke.com/2010annualmeeting.html

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

May 19, 2010

This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 19, 2010, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia, and at any adjournment thereof.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting and not subsequently revoked will be voted at the meeting. The approximate date on which this proxy statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 21, 2010.

Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted in favor of the election of the Directors and in the best judgment of Messrs. Thomas T. Byrd, Lewis M. Ewing and Randall G. Vinson on such other business, if any, which may properly come before the meeting or any adjournment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Company, or by voting in person at the meeting.

The close of business on April 1, 2010, has been fixed as the record date for the Annual Meeting and any adjournment thereof. The number of shares of Common Stock outstanding on that date and entitled to vote at the Annual Meeting was 3,231,964. Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposal One.

The purposes of the meeting are to elect Directors and vote on such other business, if any, that may properly come before the meeting or any adjournment. The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board of Directors of the Company is structured into three classes (I, II, and III) with one class elected each year to serve a three-year term. The term of Class I Directors will expire at the Annual Meeting. The persons named below, all of whom are currently members of the Board, will be nominated to serve as Class I Directors. If elected, the Class I nominees will serve until the 2013 Annual Meeting of Shareholders. All nominees have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a Director.

Certain information concerning the nominees for election at the Annual Meeting as Class I Directors is set forth below, as well as certain information about the Class II and III Directors, who will continue in office until the 2011 and 2012 Annual Meetings of Shareholders, respectively. The following biographical information discloses each Director’s age, principal occupation during the last five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Clarke County (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company. In addition, the following information includes the particular experiences, qualifications, attributes and skills that lead the Board to conclude that each person should serve as a Director.

The Board of Directors recommends a vote FOR the Directors nominated to serve as Class I Directors.

Class I (Nominees to be elected to serve until the 2013 Annual Meeting):

Thomas T. Gilpin, 57, has been a Director since 1986.

Mr. Gilpin is the Chairman of the Board of both the Company and the Bank. He is the President of Lenoir City Company, a real estate investment company in Winchester, Virginia. He is also President of Clarco Corporation, which operates as Northside Lanes, a bowling center in Winchester, Virginia. He is also a Board member for Winchester Medical Center Board of Trustees. Mr. Gilpin’s broad experience as an entrepreneur provides the Company leadership and consensus-building skills to guide the Board through critical discussions regarding its current challenges and future strategic initiatives.

John R. Milleson, 53, has been a Director since 1999.

Mr. Milleson has been the President and Chief Executive Officer of both the Company and the Bank since 1999. From 1997 to 1999, he was Executive Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank. He brings operational risk management and financial accounting knowledge.

Robert W. Smalley, Jr., 58, has been a Director since 1989.

Mr. Smalley is the President of Smalley Package Co., Inc., a company focused on real estate management in Berryville, Virginia.

He is also the Vice Chairman of Loudoun Mutual Insurance Company, a property and casualty insurance provider in the State of Virginia. Mr. Smalley’s institutional knowledge and longstanding board service make him a distinctively qualified member of the board.

James T. Vickers, 57, has been a Director since 2001.

Mr. Vickers is the Chief Executive Officer of Oakcrest Companies, a family of real estate-related companies in Winchester, Virginia. Mr. Vickers has gained practical business experience during the course of his successful career in the real estate industry. His first hand knowledge of real estate development and the real estate markets in which the Company operates proves valuable as the Company works through the current economic challenges.

Class II (Incumbent Directors to serve until the 2011 Annual Meeting):

Thomas T. Byrd, 64, has been a Director since 1995.

Mr. Byrd is the President and Publisher of Winchester Evening Star, Inc., a newspaper publishing company headquartered in Winchester, Virginia. Through his experiences, Mr. Byrd has developed relevant financial, accounting and compliance knowledge.

Lewis M. Ewing, 75, has been a Director since 1984.

Mr. Ewing retired as the President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank in 1999. Mr. Ewing brings a high level of financial expertise, deep institutional knowledge and important perspective as the former CEO.

Douglas C. Rinker, 50, has been a Director since 2006.

Mr. Rinker is the Chairman of the Board and President of Winchester Equipment Company, an equipment sales and service company in Winchester, Virginia. As the chief executive officer of a successful company, Mr. Rinker provides the Board with valuable insight and guidance on the issues of corporate strategy, business community growth and risk management. Additionally, Mr. Rinker has demonstrated his commitment to the community by assisting several community and civic organizations.

John D. Stokely, Jr., 57, has been a Director since 2006.

Mr. Stokely is the President and owner of Cavalier Land Development Corp., a real estate development company in Ashburn, Virginia. His broad experience and perspective as an entrepreneur brings to the Board a substantial resource with respect to finance, strategic planning and corporate governance.

Class III (Incumbent Directors to serve until the 2012 Annual Meeting):

Mary Bruce Glaize, 54, has been a Director since 1998.

Mrs. Glaize is a former educator and local volunteer at the Shenandoah Valley Discovery Museum. Her involvement in the communities in which the Company operates allows her to identify the needs of the Bank’s customers and potential customers.

Randall G. Vinson, 63, has been a Director since 1985.

Mr. Vinson is a Pharmacist and Owner of Berryville Pharmacy in Berryville, Virginia. Mr. Vinson brings an entrepreneurial perspective as well as an understanding of the importance of oversight and risk management.

James R. Wilkins, Jr., 64 has been a Director since 1998.

Mr. Wilkins is the Vice President of Silver Lake Properties, Inc. and JRW Properties and Rentals, Inc. and a general partner of Silver Lake, LLC, Wilkins Investments, L.P. and Wilkins Enterprises, L.P. These entities are real estate development and management companies in Winchester, Virginia. He is also a Board member for Winchester Medical Center Board of Trustees. Until May 2005, Mr. Wilkins was President of Wilkins ShoeCenter, Inc., a footwear retailer in Winchester, Virginia. As a former board member of a public financial institution, Mr. Wilkins brings significant expertise in the areas of management, strategic planning and business development.

Executive Officers Who Are Not Directors

Stephen J. Amweg, 41, has served as Senior Vice President and Senior Credit Officer of the Bank since 2008. From 2003 to 2007 he served as Vice President/Credit Officer II for PNC Financial Services Group, Inc.

Kathleen J. Chappell, 43, has served as Vice President and Chief Financial Officer of the Company and Senior Vice President and CFO of the Bank since January 2009. From 2005 to 2008 she served as Senior Vice President and Chief Financial Officer of Middleburg Financial Corporation.

Kaley P. Crosen, 44, has served as Senior Vice President and Human Resources Director since 2008. Ms. Crosen served as Vice President of Human Resources from 1999 to 2008.

Dale L. Fritts, 60, has served as Senior Vice President and Senior Loan Officer of the Bank since 2008. Mr. Fritts served as Senior Vice President and Associate Senior Lender from 2004 to 2008.

John E. Hudson, 52, has served as Senior Vice President and Marketing Director of the Bank since 2003. Mr. Hudson served as Vice President and Marketing Director of the Bank from 1994 to 2003.

James W. McCarty, Jr., 40, has served as Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank since 2008. Mr. McCarty served as Vice President and Chief Financial Officer of the Company from 1997 to 2008. Mr. McCarty served as Senior Vice President and Chief Financial Officer of the Bank since 2000.

Elizabeth M. Pendleton, 61, has served as Senior Vice President and Senior Trust Officer of the Bank since 2000. Mrs. Pendleton served as Vice President and Trust Officer of the Bank from 1998 until 2000.

SECURITY OWNERSHIP

Ownership of Directors and Executive Officers

The following table sets forth, as of March 25, 2010, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers included in the “Summary Compensation Table” below (collectively, the “named executive officers”) and by all Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Thomas T. Byrd	28,116	(3)	*

Lewis M. Ewing	27,548	(3)	*

Dale L. Fritts	5,750		*

Thomas T. Gilpin	107,511	(3)	3.31

Mary Bruce Glaize	3,996	(3)	*

James W. McCarty, Jr.	16,639	(3)(4)	*

John R. Milleson	68,500	(3)(4)	2.11

Douglas C. Rinker	2,466		*

Robert W. Smalley, Jr.	15,243	(3)	*

John D. Stokely, Jr.	1,847		*

James T. Vickers	18,313		*

Randall G. Vinson	33,718	(3)	1.04

James R. Wilkins, Jr.	181,073	(3)	5.57

Directors and executive officers as a group (18 persons)	550,304		16.92

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Based on 3,231,964 shares issued and outstanding at March 25, 2010.
(3)	The total number of shares shown in the table includes 122,178 shares of Common Stock held by close relatives, dependent children, as custodians, or as trustees; 72,694 shares of Common Stock held by affiliated companies and other entities; and 18,697 shares of Common Stock held in the Bank of Clarke County Employee 401(k) Savings and Stock Ownership Plan.
(4)	Amounts include shares of Common Stock which may be acquired pursuant to currently exercisable stock options. Information regarding the number of exercisable options is disclosed in the “Outstanding Equity Awards” table within this proxy statement.

Ownership of Certain Beneficial Owners

The following table sets forth, as of March 25, 2010, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the Company’s Common Stock.

Name and Address	Number of Shares		Percent of Class (%) (1)
James R. Wilkins, Jr. 7 South Loudoun Street Winchester, Virginia 22601	181,073	(2)	5.57

(1)	Based on 3,231,964 shares issued and outstanding at March 25, 2010.
(2)	Amount includes 36,000 shares held as trustee under the terms of certain trusts and 52,664 shares held by affiliated companies and other entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during the 2009 year, all filing requirements applicable to its officers and directors were complied with, except for the following transaction that was inadvertently filed late on Form 4: Lewis M. Ewing inadvertently filed a late report on Form 4 covering the transfer of Common Stock during December 2009.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors has determined that the following ten individuals of its total eleven members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”): Mrs. Glaize and Messrs. Byrd, Ewing, Gilpin, Rinker, Smalley, Stokely, Vickers, Vinson and Wilkins. The Board of Directors considered the relationship between the Company and Mr. Byrd, who is the President of a newspaper company with which the Bank advertises, to determine whether he was independent under NASDAQ’s listing standards. There are no relationships between the Company and any other independent director. The only Director not considered independent is Mr. Milleson, who serves as the President and Chief Executive Officer of the Company.

Board Leadership Structure and Risk Oversight

The Company has been operating for over 128 years using a board leadership structure in which the President and Chief Executive Officer (“CEO”) and Chairman of the Board of Directors positions are filled by separate individuals. The Company believes that its leadership structure is appropriate because by having an outside independent Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision making processes. In accordance with the Company’s bylaws, the Board of Directors elects the CEO and the Chairman, and each of these positions may be held by the same person or may be held by two persons. Under the Company’s Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Under its charter, the Nominating and Corporate Governance Committee periodically reviews and recommends to the Board the leadership structure of the Board. Because the Company’s Chairman and CEO positions are served by two individuals, the Company currently does not require a Lead Director.

The Company believes that its leadership structure allows the directors to provide effective oversight of its risk management function. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. In carrying out its responsibilities, the

Audit Committee works closely with members of Company’s executive management and employees of the firm to which the external audit services of the Company are outsourced. The Audit Committee meets regularly and receives an overview of findings from various risk management initiatives including internal audits, Sarbanes Oxley and compliance reports. The Audit Committee also receives updates between its regular meetings from the CEO, the Chief Administrative Officer (“CAO”) and the Chief Financial Officer (“CFO”) and other members of management relating to risk oversight matters. The Audit Committee provides minutes of all its meetings to the full Board. The full Board also engages in periodic discussions with the CEO, CAO, CFO and other corporate officers as the Board may deem appropriate. In addition to the roles performed by the Audit Committee, the Compensation Committee considers the risks that may arise through the Company’s compensation programs. The Compensation Committee Chairman also reports to the Board on a routine basis.

Code of Ethics

The Board of Directors has approved a Code of Ethics for directors, officers and all employees of the Company and the Bank. The Board has also approved an addendum to the Code of Ethics applicable to the Company’s senior financial management, consisting of the Chief Executive Officer and Chief Financial Officer. The addendum addresses, among other things, standards that are reasonably necessary to promote honest and ethical conduct, including conduct with respect to conflicts of interest, full, fair, accurate, timely and understandable disclosure in the Company’s required periodic reports and compliance with applicable governmental rules and regulations. A copy of the Company’s Code of Ethics and its addendum may be obtained by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Board and Committee Meeting Attendance

During 2009, the Board of Directors of the Company held six meetings. The Directors of the Company also serve as Directors of the Bank. The Bank’s Board held twelve meetings in 2009. During 2009, each Director attended greater than 75% of the aggregate number of meetings of both Boards of Directors and meetings of committees on which he or she was a member.

Executive Sessions

Independent Directors meet periodically outside of regularly scheduled Board meetings. The Company has scheduled four executive sessions that include only independent Directors for 2010. These sessions are led by the Chairman of the Board.

Committees of the Board

Audit Committee. The Audit Committee is appointed by the Board of Directors to fulfill its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. During 2009, the Company outsourced its internal audit function to an independent public accounting firm that specializes in financial institutions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee, which may be viewed by visiting the “Investor Relations” section of the Company’s website at www.bankofclarke.com.

The Audit Committee met four times during 2009. This committee consists of Messrs. Byrd, Ewing, Vinson and Wilkins. Each of the members of the Audit Committee is independent as that term is defined in the listing standards of NASDAQ and Securities and Exchange Commission regulations. The Company does not have an “audit committee financial expert” as defined by Securities and Exchange Commission regulations because the Board of Directors believes that each of the members of the Audit Committee has the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

Compensation Committee. The Compensation Committee is a committee of the Bank’s Board of Directors. The Compensation Committee met three times in 2009. The Compensation Committee reviews the CEO’s performance and compensation and reviews and sets guidelines for compensation of the other executive officers. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee consists of Mrs. Glaize and Messrs. Rinker, Smalley, Vickers and Wilkins, each of whom is independent as that term is defined by the listing standards of NASDAQ. The Compensation Committee and the Board of Directors have adopted a written charter for the Compensation Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee was formed during 2008 and is appointed by the Board of Directors. The Nominating/Corporate Governance Committee consists of Messrs. Byrd, Gilpin, Stokely, and Vickers, each of whom is independent as that term is defined in the listing standards of NASDAQ. The purpose of this committee is to recommend individuals for election to the Board of Directors in accordance with the Company’s Articles of Incorporation and Bylaws and oversee the corporate governance practices of the Company. The Nominating/Governance Committee and the Board of Directors have adopted a written charter for the Nominating/Corporate Governance Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

In identifying potential nominees, the Nominating/Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and management, and the Board will also consider candidates suggested informally by a shareholder of the Company.

The Nominating/Corporate Governance Committee considers, at a minimum, the following factors for potential new Directors or the continued service of existing Directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise that represents a diversity of background appropriate for the Board.

The process used for selecting new candidates for the Board of Directors involves identifying the need to add a new member with specific qualifications or to fill a vacancy. The Chairman of the Nominating/Corporate Governance Committee will initiate a search, which may involve seeking input from Board members and senior management, and considering any candidates recommended by shareholders. A list of candidates which satisfy certain criteria and otherwise qualify for membership is presented to the Nominating/Corporate Governance Committee. The Chairman of the Board, along with the President and Chief Executive Officer, conducts interviews with preferred candidates from the list. Afterwards, the Nominating/Corporate Governance Committee meets to conduct further interviews of preferred candidates, if necessary, and to recommend final candidates for approval by the full Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an Annual Meeting if timely written notice is received, in proper form, for each such recommended Director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2011 Annual Meeting, the notice must be received within the time frame set forth in the section titled “Shareholder Proposals for the 2011 Annual Meeting” within this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.

Annual Meeting Attendance

The Company has not adopted a formal policy on Director attendance at its Annual Meeting, although all Directors are encouraged to attend and historically most have done so. All Directors attended the Company’s 2009 Annual Meeting.

Shareholder Communication

Shareholders may communicate with all members or any member of the Board of Directors by addressing correspondence to “Board of Directors” or to the individual Director. Such correspondence should be addressed to the Secretary of the Company, P.O. Box 391, Berryville, Virginia 22611. All communications so addressed will be forwarded promptly, without screening, to the Chairman of the Board of Directors (in the case of correspondence addressed to “Board of Directors”) or to the individual Director.

Director Compensation

The following table provides compensation information for the year ended December 31, 2009 for each non-employee director of the Company’s Board of Directors:

Director Compensation Table

Fiscal Year 2009

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)

Thomas T. Byrd	13,500	6,400	19,900
Lewis M. Ewing	13,200	6,400	19,600
Thomas T. Gilpin	19,800	6,400	26,200
Mary Bruce Glaize	12,700	6,400	19,100
Douglas C. Rinker	13,500	6,400	19,900
Robert W. Smalley, Jr.	14,700	6,400	21,100
John D. Stokely, Jr.	13,400	6,400	19,800
James T. Vickers	11,000	6,400	17,400
Randall G. Vinson	12,100	6,400	18,500
James R. Wilkins, Jr.	12,600	6,400	19,000

(1)	John R. Milleson, the Company’s President and Chief Executive Officer is not included in this table as he receives no compensation for his services as a director. The compensation received by Mr. Milleson as an employee is shown in the Summary Compensation Table on page 14.
(2)	The amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R, Share–Based Payment). The grant date fair value for these stock awards of $16.00 per share was based on the closing sales price of the Company’s common stock on the grant date (June 17, 2009). At December 31, 2009, each non-employee director had no shares of restricted stock outstanding. During 2009, each director received 400 shares of restricted stock in June, which vested in December.

The Compensation Committee evaluates the compensation of the Directors annually. The Compensation Committee relies primarily on information regarding the director compensation of similar financial institutions. Based on this evaluation, the Compensation Committee recommends changes in compensation to the Board of Directors for approval. During 2009, the Compensation Committee did not recommend any changes in director compensation to the Board of Directors.

Non-employee members of the Board of Directors each receive an annual retainer and $500 per Board meeting attended for service as a member of the Bank’s Board of Directors. During 2009, the Chairman of the Board’s retainer was $10,000 and other directors’ retainer was $5,000. From January through June 2009, members of the Audit Committee and Compensation Committee received $200 per meeting attended. From July through December 2009, members of the Audit Committee and Compensation Committee received $300 per meeting attended. Members of all other Bank committees received $100 per meeting attended during 2009. In addition to cash compensation, non-employee members of the Board of Directors receive stock awards in accordance with the Company’s Stock Incentive Plan, as disclosed in the footnotes of the table above.

Certain Relationships and Related Transactions

The Company, through its subsidiary Bank, grants loans to and accepts deposits from its directors, principal officers and related parties of such persons during the ordinary course of business. Loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate balance of loans to directors, principal officers and their related parties was $10,119,000 at December 31, 2009. Deposits are accepted on the same terms, including interest rates, as those prevailing at the time for comparable transactions with other customers. The aggregate balance of deposits from directors, principal officers and their related parties was $6,729,000 at December 31, 2009.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. The Audit Committee of the Board also has the responsibility to review significant conflicts of interest involving directors or executive officers.

In addition, any extensions of credit to our directors and officers are required to be on substantially the same terms as comparable transactions to non-related parties at the time of the extension of credit, pursuant to Regulation O – Loans to Executive Officers, Directors and Principal Shareholders of Member Banks of the banking regulations applicable to us.

EXECUTIVE COMPENSATION

General. The Compensation Committee of the Bank’s Board of Directors reviews the salary and other compensation of executive officers, including the named executive officers, and provides oversight of the compensation programs. The Compensation Committee consists entirely of non-employee, independent members of the Board of Directors and operates under a written charter approved by the Board of Directors. All recommendations from the Compensation Committee regarding the compensation of executive officers are approved by the Board of Directors.

Objectives of the Compensation Program. The primary objective of the executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote its growth and profitability and advance the interest of its shareholders. Additional objectives of our executive compensation program are the following:

•	align executive pay with shareholders’ interests;

•	recognize individual initiative and achievements; and

•	unite the entire executive management team to a common objective.

Executive Compensation Principles. The executive compensation program generally consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives in the form of stock awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a portion of an executive officer’s total compensation to be tied both to the Company’s annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both company performance and individual performance for the fiscal year. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term company performance and an increase in shareholder value. Under the program, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation. Although this remains our philosophy, the Compensation Committee determined that it was in the best interest of the Company not to pay annual cash bonuses in 2009 due to difficult market conditions.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility, while at the same time a greater percentage of total compensation should be tied to Company and individual performance. Thus, executive officers with greater roles and responsibilities associated with achieving performance targets should receive a lesser proportion of the reward if those targets are not achieved and should receive a greater proportion of the reward if those targets are met or surpassed. In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where executive officers have the greatest influence on strategic performance over time.

We presently do not have a policy for adjustment or recovery of payments and awards made to executive officers in the event that the financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment. We may consider the adoption of a policy regarding recovery of payments or awards to the executive officers in the future.

How Executive Pay Levels are Determined. The Compensation Committee reviews the executive compensation program and its elements annually. In determining the compensation of the executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•	the duties, responsibilities and performance of each executive officer;

•	historical cash and equity compensation levels; and

•	comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviews executive salaries and evaluates compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee. The peer group used for comparison purposes is primarily comprised of public companies in the banking industry that are similar in size with similar market capitalizations and other characteristics. In 2009, the Compensation Committee selected 12 companies for analysis of their financial performance and compensation structures. These companies include: Access Bank, Eagle Bank, F&M Bank Corp., Fauquier Bankshares, First National Corporation, Middleburg Financial Corporation, Monarch Bank, Pinnacle Bank, Potomac Bankshares, Summit Financial Group, Valley Bank and Village Bank. The financial metrics used by the Compensation Committee to evaluate our performance and the performance of peer companies included revenue growth, return on assets and return on equity.

Components of Executive Compensation. Because the Compensation Committee determined not to pay annual incentive bonuses in 2009, the components of the executive compensation program included only base annual salary and long-term incentives through equity compensation under the Company’s Stock Incentive Plan. The Company provides retirement benefits through a noncontributory pension plan and a 401(k) savings plan. The Company also provides health and welfare benefits that include participation in health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the components of executive compensation is designed to reward and provide incentives to executive officers consistent with the Company’s overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2009 can be found in the “Summary Compensation Table” and other tables and narrative disclosures following this discussion.

Base Salary: The Company’s philosophy regarding base salary is to provide reasonable current income to the named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

The base salary for the President and Chief Executive Officer of the Company is approved by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee. In making this determination for 2009, the Board of Directors evaluated the performance of the Chief Executive Officer based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the Board of Directors. The Board of Directors also considered a salary survey, prepared by the Virginia Bankers Association, of commercial banks that are similar in terms of size, economic conditions and other factors. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer.

Base salaries for executive officers other than the President and Chief Executive Officer are approved by the Board of Directors based on the recommendation of the Compensation Committee, with the input of the President and Chief Executive Officer. In making base salary determinations for 2009, the Compensation Committee evaluated the performance of the executive officers based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the executive officers’ performance by the Chief Executive Officer. As described above, the Compensation Committee also reviews the salary survey prepared by the Virginia Bankers Association. No particular weight was given to any particular aspects of the performance of the executive officers.

After review of the Company’s performance relative to commercial banks that are similar in terms of size, economic conditions and other factors, the Compensation Committee recommended base salary increases for the Chief Executive Officer and executive officers of the Company to the Board of Directors.

Equity Compensation: The Compensation Committee may provide equity compensation to executive officers through long-term stock awards. Equity compensation has been made to executive officers in the form of restricted stock, which is both time and performance based. The time based shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date. The performance based shares granted in 2009 vest over a one year period whereby the executive may receive a portion or all of the shares on the one year anniversary of the grant date if the Company achieves a targeted return on equity, provided that the executive is employed on the anniversary date.

The goal of the Compensation Committee in granting equity compensation is to directly link an executive’s compensation opportunities with shareholder value creation. The multi-year vesting of stock awards focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed for extended periods to receive the full benefit of the awards.

Beginning in 2006, the Company’s practice with respect to the timing of stock awards is to make restricted stock grants to executive officers once each year in January. On January 2, 2009, the Compensation Committee awarded restricted stock grants and performance vested shares to the executive officers. The total amount of stock awards was set based on the executive’s position. The Compensation Committee determined that these stock awards should be split between time and performance based shares, but that more time based shares should be awarded than performance based to encourage long-term growth in shareholder value. The Company must achieve a return on equity of 9.00% for the fiscal year of the vesting period for the executive to receive twenty-five percent of the eligible performance based shares granted during 2009. The Company must achieve a return on equity of 12.50% for the fiscal year of the vesting period for the executive to receive all of the eligible performance based shares granted during 2009.

Retirement and Other Benefits: The Company provides additional compensation to the named executive officers through various plans which are also available to some or all of the employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing a named executive officer’s total annual compensation and when determining the annual and long-term compensation components described above. These plans are described below.

Pension Plan

The Company has a noncontributory pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). Effective December 31, 2006, the pension plan was amended so that no further benefits will accrue under the plan and no additional employees may become participants.

Additional information on the plan is set forth under “Pension Benefits” below.

Employee 401(k) Savings and Stock Ownership Plan

The Company sponsors a 401(k) savings plan under which eligible employees, including executive officers, may defer a portion of their salary on a pretax basis, subject to certain IRS limits. Each participant in this plan has the right to vote the shares of Common Stock allocated to his or her account. Prior to January 1, 2007, the Company matched 50 percent of employee contributions, on a maximum of six percent of salary deferred, with Company common stock or cash, as elected by each employee. In conjunction with amending the pension plan, the 401(k) plan was amended, effective January 1, 2007, to include a non-elective safe-harbor employer contribution and an age-weighted employer contribution. Each December 31st, qualifying employees will receive a non-elective safe-harbor contribution equal to three percent of their salary for that year. Also, each December 31st, qualifying employees will receive an additional contribution based on their age and years of service. The percentage of salary for the age-weighted contribution increases on both factors, age and years of service, with a minimum of one percent of salary and a maximum of ten percent of salary.

In 2009, all executive officers participated in the 401(k) plan and each received all eligible matching contributions under the amended plan. The Company’s contribution to this plan on behalf of each named executive is disclosed in the “Summary Compensation Table” below.

Employment Agreements. In order to retain and attract executive officers, the Company recognizes the need to enter into employment agreements with provisions for benefits in connection with a termination of employment. The Compensation Committee evaluates the potential payments to executive officers under various arrangements that provide for severance payments, including termination and change of control arrangements, in connection with its annual review of executive compensation.

The Compensation Committee engaged the services of a compensation and benefits consultant for the design and implementation of employment agreements for executive officers. The triggering events and amount of potential payments to executive officers are based on industry standards and are within Internal Revenue Service guidelines.

A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found under the caption “Employment Agreements” below.

Annual Compensation of Executive Officers

The following tables and discussion summarize the compensation earned during 2009 and 2008 by (1) the chief executive officer and (2) each of the two other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)

John R. Milleson President and Chief Executive Officer	2009	230,000	—	22,540	—	36,587	289,127
	2008	220,000	10,000	33,703	—	32,852	296,555

James W. McCarty, Jr. Vice President and Secretary-Treasurer	2009	166,500	—	17,710	—	22,019	206,229
	2008	158,500	—	27,956	—	18,271	204,727

Dale L. Fritts Senior Vice President and Director of Lending and Bank of Clarke County	2009 2008	135,000 112,615	— —	17,710 —	— —	20,009 15,581	172,719 128,196

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R Share–Based Payment). This presentation replaces the dollar amount recognized for financial statements purposes and has been reflected for all fiscal years presented. Stock awards consist of both restricted and performance-based awards. Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. For valuation and discussion of assumptions related to stock and option awards, please refer to Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in he Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2010.
(2)	The amounts in this column are detailed in the table titled “All Other Compensation” below.

The Company has entered into employment agreements with each of the named executive officers, as described below in the “Employment Agreements” section. All compensation paid to the named executive officers is determined as described above in the “Compensation Discussion and Analysis” section.

All Other Compensation

Fiscal Year 2009

Name	401(k) Company Match ($)	Life Insurance Premiums ($) (1)	Restricted Stock Dividends ($) (2)	Total ($)

John R. Milleson	32,814	1,779	1,994	36,587

James W. McCarty, Jr.	19,019	1,435	1,565	22,019

Dale L. Fritts	18,225	1,036	748	20,009

(1)	The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation, which the Bank provides to all employees.
(2)	The amounts in this column represent dividends received during 2009 on unvested shares of restricted stock. Under the Company’s Stock Incentive Plan, holders are entitled to dividends from the grant date through the vesting period.

Holdings of Stock Options and Stock Awards

The following table contains information concerning unexercised stock options and unvested stock awards at December 31, 2009 for each of the named executive officers.

Outstanding Equity Awards

Fiscal Year-End 2009

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)

John R. Milleson	4,000	21.55	10/1/2014	—	—	—	—
	4,000	21.63	10/1/2013	—	—	—	—
	—	—	—	334	5,261	222	3,497
	—	—	—	533	8,395	444	6,993
	—	—	—	800	12,600	600	9,450

James W. McCarty, Jr.	2,000	21.55	10/1/2014	—	—	—	—
	2,000	21.63	10/1/2013	—	—	—	—
	—	—	—	234	3,686	156	2,457
	—	—	—	500	7,875	311	4,898
	—	—	—	750	11,813	350	5,513

Dale L. Fritts	—	—	—	750	11,813	350	5,513

(1)	These amounts are comprised of unvested shares of time based restricted stock at December 31, 2009, which were issued January 2, 2007, January 2, 2008 and January 2, 2009. These shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date.
(2)	These amounts are comprised of unvested shares of performance based restricted stock at December 31, 2009, which were issued January 2, 2007, January 2, 2008 and January 2, 2009. These shares vest over a three or one year period whereby the executive may receive up to one-third of the shares for those vesting over a three year period and all of the shares for those vesting over a one year period on the anniversary of the grant date if the Company achieves a targeted return on equity, provided that the executive is employed on the anniversary date. The vesting dates for the shares issued January 2, 2007 are January 2, 2008, 2009 and 2010. The vesting dates for the shares issued January 2, 2008 are January 2, 2009, 2010 and 2011. The vesting dates for the shares issued January 2, 2009 are January 2, 2010.
(3)	These amounts represent the fair market value of the restricted stock awards on December 31, 2009. The closing price of the Company’s common stock was $15.75 on that date.

Equity Compensation Plan

The following table set forth the information as of December 31, 2009, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)

Equity Compensation Plans Approved by Shareholders: 2003 Stock Incentive Plan	22,000	21.59	219,460

Equity Compensation Plans Not Approved by Shareholders:(2)	—	—	—

Total	22,000	21.59	219,460

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	The Company does not have nay equity compensation plans that have not been approved by shareholders.

Pension Benefits

Effective December 31, 2006, the Pension Plan was amended so that no further benefits will accrue and no individuals may become participants in the plan. Other than this amendment, the other terms of the plan remained in effect. Benefits are based on an employee’s average compensation during his or her employment through the amendment effective date. The plan provides for 20% vesting after three years of service and 20% for each additional year of service, therefore, an employee is 100% vested in the plan after seven years of service. All of the named executive officers are fully vested in the plan. The plan provides full benefits under normal retirement at age sixty-five and partial benefits for early retirement at age fifty-five with ten years of service. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the pension plan’s adoption agreement). The Pension Plan is discussed in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2010.

Employment Agreements

The Company has entered into an employment agreement with each of the named executive officers. The agreements provide for the termination of employment by the Company without “cause” and termination for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle the named executive officer to (i) the payment of salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of his highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that he was designated to receive under the Company’s annual incentive plan and (iii) the continued benefit to him for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which he was entitled to participate prior to his termination. A named executive officer will not be entitled to any compensation or other benefits under the agreement if employment is terminated for cause. If a named executive officer is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Agreement), he/she will receive an amount equal to 299% of his/her base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). The agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of employment, and covenants relating to confidentiality and nondisclosure.

John R. Milleson’s agreement, effective January 1, 2004, was for an initial two-year term, however, on January 1, 2004 and each day thereafter the agreement automatically renews and is extended by one year. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2009, Mr. Milleson would have been entitled to a severance payment amounting to approximately $292,000. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2009, Mr. Milleson would have been entitled to a severance payment amounting to approximately $749,000.

The employment agreement for James W. McCarty, Jr., effective December 31, 2008, automatically renews and is extended by one year on a daily basis. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2009, Mr. McCarty would have been entitled to a severance payment amounting to approximately $209,000. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2009, Mr. McCarty would have been entitled to a severance payment amounting to approximately $508,000.

An employment agreement with Dale L. Fritts became effective January 1, 2009. Following its initial term, this agreement automatically extends by one year on January 1st of each year. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2009, Mr. Fritts would have been entitled to severance payments amounting to approximately $170,000. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2009, Mr. Fritts would have been entitled to severance payments amounting to approximately $375,000.

The Company has not entered into any other agreement or arrangement that provides for the payment of severance or similar benefits to any of the named executive officers in connection with a termination of employment for any other reason.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Smith Elliott Kearns & Company, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. This firm has served as the Company’s independent registered public accounting firm since 2005. Prior to being selected as the Company’s independent registered public accounting firm, this firm performed the internal audit function for the Bank during 2003 and 2004. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company. Representatives of the firm of Smith Elliott Kearns & Company, LLC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from the shareholders.

AUDIT INFORMATION

Audit Committee Report

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee on March 10, 2010.

Management is responsible for the establishment and maintenance of the Company’s internal controls over financial reporting, assessing the effectiveness of those internal controls over financial reporting, maintaining the financial reporting process to ensure the accuracy and integrity of the Company’s consolidated financial statements, and compliance with laws and regulations and ethical business standards. The independent registered accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the Company’s internal controls over financial reporting, expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged for the purpose of issuing an audit report and performing other audit, review, or attestation services for the Company. Because the Company outsources its internal audit function, the Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged to perform internal audit services for the Company. The Audit Committee also monitors and oversees the accounting and financial reporting processes of the Company on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and Smith Elliott Kearns & Company, LLC, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2009 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Smith Elliott Kearns & Company, LLC, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies, and practices used and significant reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with management and discussed the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. I. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit with the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management.

Finally, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has also discussed with Smith Elliott Kearns & Company, LLC its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 17, 2010.

Audit Committee

Randall G. Vinson, Chairman

Thomas T. Byrd

Lewis M. Ewing

James R. Wilkins, Jr.

Fees of the Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Smith Elliott Kearns & Company, LLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008 and for the review of the financial statements included in the Quarterly Reports on Form 10-Q for those fiscal years were $69,046 and $67,125, respectively.

Audit Related Fees. The aggregate fees billed by Smith Elliott Kearns & Company, LLC for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2009 and 2008 were $9,335 and $9,065, respectively. During 2009 and 2008, these services included employee benefit plan audits.

Tax Fees. Smith Elliott Kearns & Company, LLC did not provide any professional services related to taxes during the fiscal years ended December 31, 2009 and 2008.

All Other Fees. There were no other fees billed by Smith Elliott Kearns & Company, LLC during the fiscal years ended December 31, 2009 and 2008.

Audit Committee Pre-Approval Policy

All audit and audit related services performed by Smith Elliott Kearns & Company, LLC were pre-approved in accordance with the Audit Committee’s Charter. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of such services does not impair the registered public accounting firm’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2011 Annual Meeting must cause such proposal to be received, in proper form, by the Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611, no later than December 26, 2010, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2011 Annual Meeting on May 18, 2011.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate Directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, written notice must be received by the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2011 Annual Meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2011 Annual Meeting, notice must be received by the Secretary of the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2011 Annual Meeting. The notice must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based on an anticipated meeting date of May 18, 2011 for the 2011 Annual Meeting, the Company must receive any notice of nomination or other business no later than March 19, 2011 and no earlier than February 17, 2011.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2009 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (excluding exhibits) as filed with the Securities and Exchange Commission, is being mailed to Shareholders with this Proxy Statement. A copy of the Annual Report may also be obtained without charge by writing to James W. McCarty, Jr., Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611. The Annual Report is not part of the proxy solicitation materials.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters to be presented for consideration at the Annual Meeting other than as set forth herein. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

James W. McCarty, Jr.
Vice President and Secretary-Treasurer

April 21, 2010

EAGLE FINANCIAL SERVICES, INC.

Proxy for 2010 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

The undersigned hereby appoints Messrs. Thomas T. Byrd, Lewis M. Ewing and Randall G. Vinson, or any one of them, as proxies, with the power of substitution in each, to act for the undersigned, as designated below, with respect to all of the Company’s Common Stock held of record by the undersigned on April 1, 2010, at the Annual Meeting of Shareholders to be held at the John H. Enders Fire Company Social Hall on Wednesday, May 19, 2010 at Noon, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed under Election of Directors.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE FINANCIAL SERVICES, INC.

May 19, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING

TO BE HELD ON MAY 19, 2010:

The Notice and Proxy Statement and Annual Report to Shareholders

are available at http://www.bankofclarke.com/2010annualmeeting.html

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: To elect four Class I Directors for the terms indicated in the Proxy Statement, as instructed below.			2.	To vote in accordance with their best judgment on such other business, if any, that may properly come before the meeting.

☐	FOR ALL NOMINEES	NOMINEES:

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O THOMAS T. GILPIN O JOHN R. MILLESON O ROBERT W. SMALLEY, JR. O JAMES T. VICKERS	Class I Class I Class I Class I
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ê     Please detach along perforated line and mail in the envelope provided.    ê